Exhibit 10.37

Exhibit 10.37 is substantially identical in all material respects to Exhibit
10.36 and such Exhibit is omitted. The only material detail in such omitted Exhibit which differ from Exhibit 10.36 is that the name of the employee is Benjamin F. Watts.